UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 14, 2021

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(I RS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CSU	New York Stock Exchange

Item 8.01.	Other Events.

As previously announced, on October 1, 2021, Capital Senior Living Corporation, a Delaware corporation (the “Company”), entered into an Amended and Restated Investment Agreement (the “Investment Agreement”) with Conversant Dallas Parkway (A) LP, a Delaware limited partnership, and Conversant Dallas Parkway (B) LP, a Delaware limited partnership.

In connection with the transactions contemplated by the Investment Agreement, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on August 31, 2021 (the “Original Proxy Statement”), and an amendment thereto on October 4, 2021 (the “Proxy Amendment” and together with the Original Proxy Statement, the “Proxy Statement”), which the Company commenced mailing to stockholders of the Company on or about August 31, 2021 and October 4, 2021, respectively.

SUPPLEMENTAL DISCLOSURES

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. Capitalized terms used and not otherwise defined herein will have the meanings set forth in the Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following supplemental disclosures:

The disclosure under the heading “Background of the Transactions — Summary of the Transactions” is hereby amended by inserting the following as a new subsection at the end of such section:

About Conversant

Conversant Capital LLC (“Conversant”) is an investment firm that pursues credit and equity investments within the real estate, digital infrastructure and hospitality sectors in both the public and private markets. Conversant was founded in 2020 and is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of October 1, 2021, Conversant has approximately $1.1 billion in assets under management.

Michael Simanovsky is the Managing Partner and Chief Investment Officer of Conversant. From 2011-2020, Mr. Simanovsky was a Partner at Senator Investment Group LP, where he was responsible for the firm’s investments in the real estate, gaming & lodging and housing sectors, among others. Prior to joining Senator in March 2011, Mr. Simanovsky was an investment professional with Cerberus Capital Management, LP, where he focused on originating and evaluating investment opportunities across a wide range of industries. Prior to joining Cerberus in August 2008, Mr. Simanovsky was in the Restructuring groups of both Rothschild Inc. and Houlihan Lokey Howard & Zukin, where he focused on providing advisory services to companies undergoing financial restructuring transactions. Mr. Simanovsky received a B.A. in Economics from Emory University.

The disclosure under the heading “Background of the Transactions — Interests of Our Executive Officers and Directors in the Transactions” is hereby amended by inserting the following after the table following the third paragraph of such section in the Original Proxy Statement:

The cash retention pool is intended to maintain continuity among executives and certain key field employees at the Company throughout the critical periods leading up to the Closing and following the Closing as the Company seeks to execute its long-term growth strategies. The Board determined that it was important for the awards to be meaningful and within reach in order for them to be effective as retention tools.

The disclosure under the heading “Background of the Transactions” is hereby amended by inserting the following after the fifteenth paragraph of such section in the Original Proxy Statement:

The Company has agreed to pay Morgan Stanley a customary fee that is payable upon the consummation of the Transactions, and reimburse Morgan Stanley for out-of-pocket expenses. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses relating to or arising out of Morgan Stanley’s engagement. In the two years prior to the Record Date, Morgan Stanley and its affiliates were not engaged to provide financial advisory or financing services to Conversant or any majority-controlled affiliates of Conversant that Morgan Stanley was able to identify (collectively, the “Conversant Related Entities”) and did not receive any fees for such services during such time. Morgan Stanley may seek to provide financial advisory and financing services to the Company, Conversant and the Conversant Related Entities in the future and would expect to receive fees for the rendering of these services.

The disclosure under the heading “Background of the Transactions — The Company’s Reasons for the Transactions” is hereby amended by inserting the following after the bullets following the second paragraph of such section in the Original Proxy Statement:

The Board and the Transaction Committee did not request a fairness opinion from Morgan Stanley with respect to the Transactions. The Board and the Transaction Committee each decided after deliberation that given all the circumstances, including a single interested bidder after completing two extensive processes, the nature of the proposed transaction being considered, that no conflicts of interest were present, and the thoughtful deliberations by the Transaction Committee and Board, that a fairness opinion was not required or necessary.

The disclosure under the heading “Update to Questions and Answers about these Proxy Materials and the Special Meeting — What are the terms of the Warrants?” is hereby amended by inserting the following at the end of the first paragraph of such section in the Proxy Amendment:

The exercise price of the Warrants is equal to the conversion price of the Series A Preferred Stock.

No Offer or Solicitation /Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of any securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The amended rights offering will be made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on May 6, 2020, and a prospectus supplement containing the detailed terms of the rights offering filed with the SEC on September 10, 2021 and amended on October 4, 2021. Any offer will be made only by means of a prospectus forming part of the registration statement. Investors should read the prospectus supplement, as amended, and consider the investment objective, risks, fees and expenses of the Company carefully before investing. Copies of the prospectus supplement, as amended, may be obtained at the website maintained by the SEC at www.sec.gov.

In connection with the proposed transaction, the Company filed a proxy statement with the SEC on August 31, 2021, as amended on October 4, 2021. The Company may also file other relevant documents with the SEC regarding the proposed transaction. The definitive proxy statement is being delivered to stockholders of the Company. This communication is not a substitute for the proxy statement or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED, AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders are able to obtain free copies of the definitive proxy statement and other documents containing important information about the Company and the proposed transaction through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

The Company and its executive officers and directors and certain other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on November 3, 2020, and in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 31, 2021, as amended on April 30, 2021. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials relating to the proposed transaction filed with the SEC.

Safe Harbor

The forward-looking statements in this Current Report on Form 8-K are subject to certain risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially, including, but not limited to, the Company’s ability to obtain stockholder approval for the proposed transaction; the satisfaction of all conditions to the closing of the proposed transaction; other risks related to the consummation of the proposed transaction, including the risk that the transaction will not be consummated within the expected time period or at all; the costs related to the proposed transaction; the impact of the proposed transaction on the Company’s business; any legal proceedings that may be brought related to the proposed transaction; the continued spread of COVID-19, including the speed, depth, geographic reach and duration of such spread; new information that may emerge concerning the severity of COVID-19; the actions taken to prevent or contain the spread of COVID-19 or treat its impact; the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to the COVID-19 pandemic; the frequency and magnitude of legal actions and liability claims that may arise due to COVID-19 or the Company’s response efforts; the impact of COVID-19 and the Company’s near-term debt maturities on the Company’s ability to continue as a going concern; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s capital improvement projects to expand, redevelop, and/or reposition its senior living communities; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the transfer of certain communities managed by the Company on behalf of other owners; the Company’s ability to improve and maintain adequate controls over financial reporting and remediate the identified material weakness; the risk of oversupply and increased competition in the markets which the Company operates; the risk of increased competition for skilled workers due to wage pressure and changes in regulatory requirements; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; the risks associated with a decline in economic conditions generally; the adequacy and continued availability of the Company’s insurance policies and the Company’s ability to recover any losses it sustains under such policies; changes in accounting principles and interpretations; and the other risks and factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2021

Capital Senior Living Corporation

By:	/s/ David R. Brickman
Name:	David R. Brickman
Title:	Senior Vice President, Secretary and General Counsel